Exhibit 5.1

                        , 2003

Encore Medical Corporation

9800 Metric Blvd.

Austin, Texas 78758

Re:	Encore Medical Corporation—Registration Statement on

Form S-1 (No. 333-106821)

Ladies and Gentlemen:

We are counsel to Encore Medical Corporation, a Delaware corporation (the “Company”), in connection with the public offering of up to 9,775,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company and SG Cowen Securities Corporation and First Albany Corporation on their own behalf and as representatives of the several underwriters named therein (the “Underwriters”), filed as Exhibit 1.1 to the Registration Statement on Form S-1 (File No. 333-106821) as filed with the Securities and Exchange Commission (the “Commission”) under the Act, on July 3, 2003, and Amendment No. 1 thereto, as filed with the Commission on July 15, 2003 (such Registration Statement, as so amended and as may be further amended from time to time, being hereinafter referred to as the “Registration Statement”); (ii) the Certificate of Incorporation of Healthcare Acquisition Corporation (the “Healthcare Certificate”), the Certificate of Amendment to the Healthcare Certificate (the “Encore Certificate”), the Certificate of Amendment to the Encore Certificate, filed as of December 12, 2001 (the “First Amendment”), and the Certificate of Amendment to the Encore Certificate, filed as of June 5, 2002 (the “Second Amendment” and, together with the Healthcare Certificate, the Encore Certificate and the First Amendment, the “Certificate of Incorporation”) and the Bylaws of the Company (the “Bylaws”), each incorporated by reference as exhibits to the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) certain resolutions of the Board of Directors of the Company relating to the authorization of the Pricing Committee of the Board of Directors (the “Pricing Committee”), the issuance and sale of the Shares and related matters; and (v) the stock ledger of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents,

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certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof upon such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the practice of law in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for pursuant to the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

Winstead Sechrest & Minick P.C.